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                                                                   EXHIBIT 23.6

                           CONSENT OF NAMED DIRECTOR

         The undersigned does hereby consent to being named as a person about to become a director in the Form SB-2 Registration Statement filed by GMX Resources Inc. relating to 2,000,000 Units, with each Unit consisting of one share of common stock and one redeemable warrant to purchase one share of common stock.

    Dated: 10-31-2000                           /s/ Paul Malloy
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                                                Paul Malloy